Advisory Agreement

This sets forth an agreement ("Agreement") on the advisory services ("Advisory Services") Stephen S. Fargis ("Advisor") will provide to NCRIC, Group Inc. ("Company").

1. Term. Company hereby agrees to utilize services of the Advisor for the
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Assignment hereinafter specified, commencing January 1, 2005. At completion of
Assignment, but in any event no later than June 30, 2006, this Agreement shall expire.

2. Assignment. Advisor during the Term and upon his availability shall advise
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the President and Chief Executive Officer with the development of a 2005
Strategic Plan and Balanced Scorecard. The President and CEO shall be the primary contact for the Advisor for purposes of this Agreement. Advisor shall be given reasonable access to Company resources and information in the course of the Assignment.

3. Compensation. Company shall pay Advisor Compensation for the Assignment based
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on the following schedule; $66,667 payable at the beginning of each calendar quarter through the term of this agreement, but only if Advisor is continuing to provide services under this agreement on that date.

4. Business Expenses. Company shall reimburse Advisor for all reasonable,
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documented expenses incurred in the performance of this Agreement as mutually agreed to, including but not limited to, travel, lodging and meal expenses, provided Advisor furnishes appropriate documentation for such expenses.

5. Termination. Advisor may be terminated by Company at any time with or without
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"cause." If termination is for "cause," Advisor shall not be entitled to any compensation after effective date of termination. "Cause" shall mean fraud, gross negligence or willful misconduct in the performance of the assignment or material breach of any provision of the Agreement. If termination is without cause, including termination in the event of a change of control of Company, Advisor is entitled to full and immediate payment of the balance due of the total compensation payable through the remaining period of this Agreement, as provided in Section 3, payable at the date of termination. On termination of the Agreement, Advisor shall immediately return to Company all of its property, and all copies thereof, including without limitation all confidential information which has been reduced to tangible form (including electronic form), in his possession, custody or control. If Advisor cannot, except by reason of death or incapacitation, or has determined that he will not, perform the Advisory Services, he shall promptly notify the Company in writing (addressed to the President and Chief Executive Officer, at the Company's executive offices at 1115 30th Street, NW, Washington, DC 20007), and this Agreement shall terminate without any further obligation of the Company. If Advisor is not in fact providing Advisory Services as reasonably requested by the Company, the Company shall notify the Advisor in writing at 1103 West Durwood Crescent, Richmond VA 23229, and this Agreement shall terminate without any further obligation of the Company.

6. Confidential Information. Advisor shall not at any time during or after the
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advisory period with Company or the Affiliated Companies directly or indirectly disclose, discuss, divulge, copy or otherwise suffer confidential information of Company or the Affiliated Companies to be used,


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except as required by the performance of his assignment hereunder. For the purposes of this Agreement, "confidential information" shall mean all information disclosed to Advisor by Company or the Affiliated where such information is not generally known in the trade or industry, and where such information refers or relates in any manner whatsoever to the business activities, processes, services or products of Company or the Affiliated Companies. Such information includes, but is not limited to, business and development plans (whether contemplated, initiated or completed), development sites, business contacts, customer lists, actuarial tables, loss data, marketing information, policy forms, contracts, research of any kind, methods of operation, results of analysis, business forecasts, financial data, costs, revenues, and similar information. Upon expiration of Assignment, Advisor shall immediately return to Company all of its property, and all copies thereof, including without limitation all confidential information which has been reduced to tangible form (including electronic form), in his possession, custody or control. The obligations as to confidentiality that are included in this Section 6 shall survive any termination or expiration of this Agreement.

7. Death or Incapacitation. In the event that Advisor dies or, due to a physical
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or mental impairment as evidenced by the written opinion of a physician duly licensed in Virginia, becomes unable to perform the assignment in Section 2, this Agreement shall be deemed terminated and Advisor, or his estate, shall be entitled to the balance due of the total compensation as outlined in Section 3.

8. Waiver. Waiver or non-enforcement by either party of a term or condition
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shall not constitute a waiver or a non-enforcement of any other term or condition of any subsequent breach of the same or similar term or condition.

9. Indemnification. Both parties agree to indemnify and hold harmless each
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other, and its employees, representatives, and agents from any and all liability, loss, damage, cost or expense, including reasonable counsel fees and expenses, arising from any actual or alleged violation of federal, state or local law paid or incurred by reason of breach of any of the obligations, covenants, representations, and warranties in this Agreement.

10. General Release of Claims. Advisor agrees to the Terms, as set forth, in
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Exhibit A.

11. Arbitration. Any material dispute hereunder shall be submitted to
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arbitration with and pursuant to the rules of the American Arbitration
Association and adjudicated in accordance with the AAAs Rules for Commercial Arbitration then in effect. The location of any arbitration hearing shall be in Washington, D.C.

This Agreement constitutes the entire agreement between the Advisor and Company and there are no other agreements, oral or written, which supersede or control this Agreement. This Agreement can be changed only in writing and by the mutual consent of Advisor and Company. This Agreement shall be governed by and construed under the laws of the District of Columbia, without reference to conflict of law principles.


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IN WITNESS WHEREOF, the parties have executed this Advisory Agreement on the date and year first written above.


NCRIC Group, Inc.                             Advisor


By:                                           By:
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R. Ray Pate, Jr.                                 Stephen S. Fargis
President and Chief Executive Officer

















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                                    EXHIBIT A


         WHEREAS, Employee has voluntarily resigned his position effective December, 31, 2004, it is hereby stipulated and agreed that:

1.      General Release of Claims: Employee knowingly and voluntarily releases
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        and forever discharges, to the full extent permitted by law, NCRIC,
        Inc., its parent company, affiliates, subsidiaries, divisions, predecessors, successors and assigns and the current and former employees, officers, directors and agents thereof (collectively referred to throughout the remainder of this Agreement as "Employer"), of and from any and all claims, known and unknown, asserted and unasserted, Employee has or may have against Employer as of the date of execution of this Agreement, including, but not limited to, any alleged violation of:

         o        Title VII of the Civil Rights Act of 1964, as amended;

         o        The Civil Rights Act of 1991;

         o Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

         o The Employee Retirement Income Security Act of 1974, as amended;

         o        The Immigration Reform and Control Act, as amended;

         o        The Americans with Disabilities Act of 1990, as amended;

         o        The Age Discrimination in Employment Act of 1967, as amended;

         o The Workers Adjustment and Retraining Notification Act, as amended;

         o        The Occupational Safety and Health Act, as amended;

         o        The Sarbanes-Oxley Act of 2002;

         o        The District of Columbia Human Rights Act - D.C. Code ss.
                  2-1401 et seq.;

         o The District of Columbia Statutory Provision Regarding Retaliation/ Discrimination for Filing a Workers Compensation Claim - D.C. Code ss. 32-1542;

         o        The District of Columbia Family and Medical Leave Act - D.C.
                  Code ss. 32-501 et seq.;


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         o        The District of Columbia Wage Payment and Collection Law -
                  D.C. Code Ann. ss. 32-1301 et seq.;

         o        The District of Columbia Minimum Wage Act - D.C. Code ss.
                  32-1001 et seq.;

         o        The District of Columbia Smokers' Rights Law - D.C. Code ss.
                  7-1703.03;

         o        The District of Columbia Parental Leave Act - D.C. Code ss.
                  32-1201 et seq.;

         o The District of Columbia Rights of the Blind and Physically Disabled ("White Cane Act") - D.C. Code ss. 7-1001 et seq.;

         o        The D.C. Pregnancy Anti-Discrimination Act - D.C. Code ss.
                  2.401.05;

         o Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

         o Any claim based on public policy, contract, tort, or common law; or

         o Any claim for costs, fees, or other expenses including attorneys' fees incurred in these matters.

2.      Affirmations. Employee affirms that he has not filed or caused to be
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        filed, nor is he presently a party to, any claim, complaint or action against Employer in any forum or form. Employee further affirms that he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or the District of Columbia Family and Medical Leave Act.

3.      Subpoenas, Agency Investigations. The Parties agree that nothing in
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        Paragraph 1 or Paragraph 2 is intended to limit or prohibit, or shall be construed as limiting or prohibiting, Employee from providing information in response to a lawfully issued subpoena, or from participating in any investigation if requested to do so by the EEOC or other federal, state or local agency.








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